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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
MGI PHARMA, Inc.:




We consent to the use of our reports dated February 5, 2001 with respect to the financial statements of MGI PHARMA, Inc. incorporated by reference herein, and to the reference to our Firm under the heading "Experts" in the prospectus in this Form S-3 registration statement. Our reports refer to a change in the method of recognizing licensing revenue as a result of the adoption of SEC Staff Accounting Bulletin No. 101.




                                        /s/ KPMG LLP



Minneapolis, MN
April 13, 2001